EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of QuinStreet, Inc. of our report dated August 26, 2021 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in QuinStreet, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2021.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
November 4, 2021